UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 29, 2026

LIBERTY CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-42742	36-5128842
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5900

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A GCI Group Common Stock	GLIBA	The Nasdaq Stock Market LLC
Series C GCI Group Common Stock	GLIBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On June 29, 2026, GCI, LLC (“GCI”), a wholly-owned subsidiary of Liberty Capital Corporation, a Nevada corporation (“Liberty Capital”), entered into an Amendment No. 1 to Ninth Amended and Restated Credit Agreement (the “Amendment Agreement”) by and among GCI, the subsidiary guarantors party thereto, the incremental lenders party thereto, Credit Agricole Corporate and Investment Bank, as administrative agent, and the other parties thereto, which amended GCI’s Ninth Amended and Restated Credit Agreement, dated as of March 25, 2025 (as amended by the Amendment Agreement, the “Credit Agreement”), by and among GCI, the subsidiary guarantors party thereto, the lenders party thereto, Credit Agricole Corporate and Investment Bank, as administrative agent, and the other parties thereto, to add (x) subject to the occurrence (or concurrent consummation) of the acquisition of Q Gateway Intermediate Holdings, LLC (the “Quintillion Acquisition”) by GCI Holdings, LLC, a Delaware limited liability company (“GCI Holdings”) and a wholly owned subsidiary of Liberty Capital, (1) a delayed draw incremental senior secured term A loan facility in an initial aggregate principal amount of $155 million (the “Term A-1 Loan”) that matures on the earlier of December 15, 2031 and the fifth anniversary of its funding date and (2) an incremental revolving facility in an initial aggregate principal amount of $25 million (the “New L/C Facility”) for letters of credit that matures on March 25, 2030 (or, to the extent GCI’s Senior Notes due 2028 (the “Senior Notes”) remain outstanding, the date that is 91 days prior to the maturity date of the Senior Notes or the date that is 91 days prior to the maturity date of any indebtedness with a maturity date that is 91 days prior to March 25, 2030 that is used to refinance any of the Senior Notes) and (y) an incremental senior secured term A loan facility in an initial aggregate principal amount of $300 million (the “Term A-2 Loan”, together with the Term A-1 Loan, the “Incremental Term A Loans”) that matures on June 29, 2031.

Incremental Term A Loan borrowings that are alternate base rate loans bear interest at a per annum rate equal to the alternate base rate plus a margin that varies between 1.00% and 1.75% depending on GCI’s total leverage ratio. Incremental Term A Loan borrowings that are SOFR loans bear interest at a per annum rate equal to the applicable SOFR plus a margin that varies between 2.00% and 2.75% depending on GCI’s total leverage ratio. Principal payments are due quarterly on the Term A-2 Loan equal to 0.25% of the original principal amount, which may step up to 1.25% of the original principal amount of the Term A-2 Loan depending on GCI’s secured leverage ratio. Principal payments on the Term A-1 Loan are not required during the first eight full fiscal quarters following the funding date thereof, and thereafter are payable in equal quarterly installments in an amount per annum equal to (x) 2.50% of the original principal amount of the Term A-1 Loan for the next eight full fiscal quarters and (y) 5.0% of the original principal amount of the Term A-1 Loan for each full fiscal quarter thereafter.

The revolving credit facility borrowings under the New L/C Facility that are alternate base rate loans bear interest at a per annum rate equal to the alternate base rate plus a margin that varies between 0.50% and 1.25% depending on GCI’s total leverage ratio. The revolving credit facility borrowings under the New L/C Facility that are SOFR loans bear interest at a per annum rate equal to the applicable SOFR plus a margin that varies between 1.50% and 2.25% depending on GCI’s total leverage ratio.

The proceeds of the Incremental Term Loans and the New L/C Facility may be used for any purpose permitted by the terms of the Credit Agreement. The proceeds of the Term A-1 Loan are intended to be used to fund a portion of the purchase price (including related fees and expenses) related to the Quintillion Acquisition or repay or retire indebtedness incurred in connection with the Quintillion Acquisition. The New L/C Facility is intended to be used to issue letters of credit, including for the replacement of existing letters of credit made in connection with the Quintillion Acquisition. The proceeds of the Term A-2 Loan, net of certain fees and expenses, will be used for general corporate purposes, including, but not limited to, the retirement of existing indebtedness of GCI.

Each loan may be prepaid at any time and from time to time without penalty other than customary breakage costs. The terms of the Credit Agreement include customary representations and warranties, customary affirmative and negative covenants and customary events of default. At any time after the occurrence of an event of default under the Credit Agreement, the lenders may, among other options, declare any amounts outstanding under the Credit Agreement immediately due and payable and terminate any commitment to make further loans under the Credit Agreement.

The obligations under the Credit Agreement are secured by a security interest on substantially all of the assets of GCI and the subsidiary guarantors, as defined in the Credit Agreement, and on the equity interests of GCI Holdings.

The foregoing description of the Amendment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Amendment Agreement, a copy of which is filed herewith as Exhibit 10.1 and the terms of which are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Ninth Amended and Restated Credit Agreement, dated June 29, 2026, by and among GCI, LLC, the subsidiary guarantors party thereto, the lenders party thereto, Credit Agricole Corporate and Investment Bank, as administrative agent, and the other parties thereto
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2026

LIBERTY CAPITAL CORPORATION

By:	/s/ Brittany A. Uthoff
Name: Brittany A. Uthoff
Title: Vice President and Assistant Secretary